UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2016

MADRIGAL

PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33277 (Commission File Number)	04-3508648 (IRS Employer Identification No.)

500 Office Center Drive, Suite 400 Fort Washington, Pennsylvania (Address of principal executive offices)	19034 (Zip Code)

(610) 527-6790

Registrant’s telephone number, including area code

Synta Pharmaceuticals Corp.

125 Hartwell Avenue

Lexington, Massachusetts 02421

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Merger

On July 22, 2016, Madrigal Pharmaceuticals, Inc., formerly known as “Synta Pharmaceuticals Corp.” (the “Company”) completed its business combination with Madrigal Pharmaceuticals, Inc. (“Madrigal”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of April 13, 2016 (the “Merger Agreement”), by and among the Company, Saffron Merger Sub, Inc. (“Merger Sub”) and Madrigal, pursuant to which Merger Sub merged with and into Madrigal, with Madrigal surviving as a wholly-owned subsidiary of the Company (the “Merger”). Also on July 22, 2016, in connection with, and prior to completion of, the Merger, the Company effected a 1-for-35 reverse stock split of its common stock (the “Reverse Stock Split”) and, following the Merger, changed its name to “Madrigal Pharmaceuticals, Inc.” Following the completion of the Merger, the business being conducted by the Company became primarily the business conducted by Madrigal, which is a clinical stage biopharmaceutical company focused on the development and commercialization of innovative therapeutic candidates for the treatment of cardiovascular, metabolic and liver diseases. Unless otherwise noted herein, all references to share amounts reflect the Reverse Stock Split.

Under the terms of the Merger Agreement, at the effective time of the Merger, the Company issued an aggregate of 7,253,655 shares of its common stock to Madrigal stockholders, at an exchange rate of 0.1593 shares of common stock, after taking into account the Reverse Stock Split, in exchange for each share of Madrigal common stock outstanding immediately prior to the Merger. The exchange rate was calculated by a formula that was determined through arms-length negotiations between the Company and Madrigal. In connection with the Merger, the Company has agreed to file with the Securities and Exchange Commission a registration statement on Form S-3 to register the shares of common stock received in the Merger for resale in the public markets.

Immediately following the Reverse Stock Split and the Merger, there were 11,333,816 shares of the Company’s common stock outstanding, and the former Madrigal stockholders beneficially owned approximately 64% of these outstanding shares.  Substantially all of these former Madrigal stockholders are party to lock-up agreements, pursuant to which such stockholders have agreed, except in limited circumstances, not to sell or transfer, or engage in swap or similar transactions with respect to, shares of the Company’s common stock, including, as applicable, shares received in the Merger, for a period of 180 days following the completion of the Merger.

The Company’s common stock, previously listed on the NASDAQ Capital Market, trading through the close of business on Friday, July 22, 2016 under the ticker symbol “SNTA,” will commence trading on the NASDAQ Global Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “MDGL” on Monday, July 25, 2016.  The Company’s common stock is represented by a new CUSIP number, 558868 105.

The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The information set forth in Item 5.02 regarding the indemnification agreements is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Merger, the Company issued shares of its common stock. The number of shares issued, the nature of the transaction, the nature and amount of consideration received by the Company are described in Item 2.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. Additionally, the Company issued 79,101 shares of its common stock to MTS Securities, LLC as a result of MTS Health Partners, L.P.’s advisory role in the Merger. Such sales were exempt from registration under

Section 4(a)(2) and Regulation D under the Securities Act of 1933, as amended, and the rules promulgated thereunder.

Item 3.03. Material Modification to Rights of Security Holders.

As disclosed below under Item 5.02, at the annual meeting of the Company’s stockholders held on July 21, 2016, the Company’s stockholders approved an amendment to the Company’s restated certificate of incorporation, as amended (the “Restated Certificate”) to effect the Reverse Stock Split (the “Split Amendment”).  Additionally, pursuant to the approval by the Company’s board of directors on July 18, 2016, on July 22, 2016, the Company filed an additional amendment to the amended and restated certificate of incorporation to change the Company’s name from “Synta Pharmaceuticals Corp.” to “Madrigal Pharmaceuticals, Inc.” (the “Name Change Amendment”).

On July 22, 2016, immediately prior to the effective time of the Merger, the Company filed the Split Amendment with the Secretary of State of the State of Delaware and, immediately after the effective time of the Merger, the Company filed the Name Change Amendment with the Secretary of State of the State of Delaware. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split were reduced into a smaller number of shares, such that every 35 shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s common stock. Immediately following the Reverse Stock Split and the Merger, there were 11,333,816 shares of the Company’s common stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) is, in lieu thereof, entitled to receive a cash payment at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock on the NASDAQ Capital Market on July 21, 2016.

The foregoing description of the Split Amendment and Name Change Amendment is not complete and is subject to and qualified in its entirety by reference to the Split Amendment and Name Change Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 4.01 Change in Registrant’s Certifying Accountant.

On July 22, 2016, the Audit Committee of the board of directors of the Company approved the dismissal of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm, effective immediately.

The reports of Ernst & Young on the Company’s financial statements for each of the two fiscal years ended December 31, 2015 and December 31, 2014 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2015 and December 31, 2014, and the subsequent interim periods through July 22, 2016, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in their reports.

The Company provided Ernst & Young with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Ernst & Young furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of Ernst & Young’s letter, dated July 22, 2016, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 regarding the Merger and the information set forth in Item 5.02 regarding the Company’s board of directors is incorporated by reference into this Item 5.01.

Following the Merger, entities affiliated with Bay City Capital, LLC (“Bay City”) owned 52.5% of the outstanding common stock of the Company. Fred Craves, Ph.D., who was appointed as a director of the Company immediately following the Merger, is a founder and managing director of Bay City.

Item. 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the Merger Agreement, on July 22, 2016, effective immediately prior to the effective time of the Merger, each of Bruce Kovner, Donald W. Kufe, M.D., Scott Morenstein, William S. Reardon, C.P.A., Chen Schor and Robert N. Wilson resigned from the Company’s board of directors and any respective committees of the board of directors on which they served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

In accordance with the Merger Agreement, at the effective time of the Merger, on July 22, 2016, the board of directors and its committees were reconstituted, with Paul A. Friedman, M.D. and Kenneth M. Bate appointed as Class I directors of the Company whose terms expire at the Company’s 2017 annual meeting of stockholders; Rebecca Taub, M.D. and Fred Craves, Ph.D. appointed as Class II directors of the Company whose terms expire at the Company’s 2018 annual meeting of stockholders; and Keith R. Gollust, and David Milligan, Ph.D. appointed as Class III directors of the Company whose terms expire at the Company’s 2019 annual meeting of stockholders. A seventh director designee has not been determined and it is anticipated that such position will be designated by the directors identified above.  In addition, Kenneth M. Bate and David Milligan, Ph.D. were appointed to the Company’s Audit Committee (with Keith R. Gollust to continue serving as a member), Fred Craves, Ph.D., Kenneth M. Bate and David Milligan, Ph.D. were appointed to the Compensation Committee and Fred Craves, Ph.D. was appointed to the Nominating and Governance Committee (with Keith R. Gollust to continue serving as a member). Rebecca Taub, M.D., Chief Medical Officer, Executive Vice President, Research & Development and Director and Paul A. Friedman, M.D., Chief Executive Officer and Chairman of the board of directors are married.

Officers

In accordance with the Merger Agreement, at the effective time of the Merger, on July 22, 2016, the Company’s board of directors appointed Paul A. Friedman, M.D. as President and Chief Executive Officer, and Rebecca Taub, M.D. as Chief Medical Officer and Executive Vice President, Research & Development. Drs. Taub and Friedman are married.  Marc R. Schneebaum continued as the Company’s Senior Vice President and Chief Financial Officer.

Paul A. Friedman, M. D.

On April 13, 2016, Madrigal entered into a contingent employment agreement, or the Friedman Letter Agreement, with Paul A. Friedman, M.D. for the position of Chairman and Chief Executive Officer of the combined company following, and contingent upon, the completion of the Merger. The Friedman Letter Agreement was assumed by the Company upon completion of the Merger.  Under the terms of the Friedman Letter Agreement, Dr. Friedman will receive an annual base salary of $400,000, an annual performance-based bonus of up to 50% of his base salary, and equity awards, including 141,673 shares of restricted common stock and 283,346 stock options to purchase shares of common stock. The repurchase right relating to the foregoing shares of restricted stock will lapse as to 25% of the shares on July 25, 2016 and the repurchase right on the remaining shares will lapse annually on the first, second and third anniversaries of the closing of the Merger. The foregoing stock options will vest as to 25% of the shares on July 25, 2016 and then annually on the first, second and third anniversaries of the closing of the Merger.

Dr. Friedman is also entitled to severance benefits if terminated without “Cause” or if there is resignation for “Good Reason,” each as defined in the Friedman Letter Agreement, consisting of:

•                  a severance payment equal to 12 months of Dr. Friedman’s then-current base salary and target bonus, and payable (i) in a lump sum for such a Qualifying Separation if it occurs following a Change of Control (not including the Merger with the Company) and (ii) in 12 equal monthly payments for all other Qualifying Separations (as defined in the Friedman Letter Agreement);

•                  full vesting of restricted stock and stock options held by Dr. Friedman upon a Qualifying Separation (the mere occurrence of a Change of Control is not enough to trigger this acceleration; a Qualifying Separation must occur); and

•                  reimbursement of continuation of medical benefits for 12 months following a Qualifying Separation.

Dr. Friedman has also entered into a customary indemnification agreement with the Company with respect to his service as an officer and director of the Company.

Rebecca Taub, M.D.

On April 13, 2016, Madrigal entered into a contingent employment agreement, or the Taub Letter Agreement, with Rebecca Taub, M.D., Madrigal’s founder and current Acting Chief Executive Officer, for the position of Chief Medical Officer and Executive Vice President, Research & Development, of the combined company following, and contingent upon, the completion of the Merger. The Taub Letter Agreement was assumed by the Company upon completion of the Merger.  Under the terms of the Taub Letter Agreement, Dr. Taub will receive an annual base salary of $370,000, an annual performance based bonus of up to 40% of her base salary and equity awards, including 28,334 shares of restricted common stock and 141,673 stock options to purchase shares of common stock. The repurchase right relating to the shares of restricted stock will lapse as to 25% of the shares on July 25, 2016 and the repurchase right on the remaining shares will lapse annually on the first, second and third anniversaries of the closing of the Merger. The stock options will vest as to 25% of the shares on July 25, 2016 and then annually on the first, second and third anniversaries of the closing of the Merger.

Dr. Taub is also entitled to severance benefits if terminated without “Cause” or if there is resignation for “Good Reason”, each as defined in the Taub Letter Agreement, on the same terms as described above for Dr. Friedman and has also entered into a customary indemnification agreement with the Company with respect to her service as an officer and director of the Company.

The foregoing description of the Friedman Letter Agreement and Taub Letter Agreement are not complete and are subject to and qualified in their entirety by reference to the Friedman Letter Agreement and Taub Letter Agreement, copies of which are attached hereto as Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Marc R. Schneebaum

The terms of Mr. Schneebaum’s employment with the Company are described in the definitive proxy statement filed with the Securities and Exchange Commission on June 8, 2016 (the “Proxy Statement”).  Please refer to “Synta Executive Officer and Director Compensation” on pages 140 and 144-146 of the Proxy Statement.  Additionally, on July 22, 2016, the Company modified Mr. Schneebaum’s Severance and Change of Control Agreement so that if he is terminated without Cause (as such term is defined in the Severance and Change of Control Agreement), he will be entitled to receive continuation of his base salary and health benefits for a period of 12 months as well his target bonus amount for the year in which he is terminated.

Indemnification Agreements

On July 22, 2016, the Company entered into indemnification agreements with each of its newly appointed directors and executive officers, Paul A. Friedman, M.D., Kenneth M. Bate, Rebecca Taub, M.D., Fred Craves, Ph.D., Keith R. Gollust and David Milligan, Ph.D. Pursuant to the indemnification agreements, the Company has agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his or her service as a current or former director, officer, employee or agent of the Company, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to the Company’s obligation to indemnify the directors and officers, including with respect to “short-swing” profit claims under Section 16(b) of the Securities Exchange Act of1934, as amended, and, with certain exceptions, with respect to proceedings that he or she initiates.

The foregoing description of the indemnification agreements is not complete and is subject to and qualified in its entirety by reference to the form of indemnification agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Amended 2015 Stock Plan

At the annual meeting of the stockholders of the Company held on July 21, 2016 (the “Annual Meeting”), the stockholders of the Company approved the Amended 2015 Stock Plan (the “Amended 2015 Plan”). The Amended 2015 Plan had previously been approved by the Company’s board of directors, subject to stockholder approval.

The Amended 2015 Plan amends the Company’s current long-term equity incentive plan, the 2015 Stock Plan (the “2015 Plan”), first approved and adopted by the Company in 2015. The Amended 2015 Plan authorizes the grant of stock options and other stock-based awards to employees, non-employee directors, consultants and advisors of the Company and its affiliates.

The Amended 2015 Plan increases the aggregate number of shares authorized for issuance under the 2015 Stock Plan by 1,142,857 shares of common stock, after  giving effect to the Reverse Stock Split. The Amended 2015 Plan also increases the amount of awards that a participant is entitled to receive in any fiscal year from 42,857 shares of common stock to 571,428 shares of common stock, after giving effect to the Reverse Stock Split.

The foregoing description of the Amended 2015 Plan is not complete and is subject to and qualified in its entirety by reference to the Amended 2015 Plan, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.  For additional information regarding the Amended 2015 Plan, please refer to “Proposal No. 3 - Approval of Amendment to 2015 Stock Plan” on pages 163-171 of the Proxy Statement.

Termination of Named Executive Officers

At the Effective Time of the Merger, each of Chen Schor and Wendy E. Rieder, Esq. were terminated by the Company and are entitled to receive the severance and change of control payments as described in each of their Severance and Change of Control Agreements.  For additional information regarding these payments, please refer to “The Merger — Golden Parachute Compensation” on pages 92-95 of the Proxy Statement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company voted as set forth below on the following proposals, each of which is described in detail in the Proxy Statement.

At the Annual Meeting, 102,982,000 shares of common stock, prior the Reverse Stock Split, or approximately 74.7% of the outstanding common stock entitled to vote were represented by proxy or in person.

The final voting results for each matter submitted to a vote of the Company’s stockholders, which share amounts do not reflect the Reverse Stock Split, are as follows:

Proposal No. 1. Approval of the Merger, the Merger Agreement and the Issuance of Common Stock in the Merger.

Proposal to approve the Agreement and Plan of Merger and Reorganization, dated April 13, 2016, by and among the Company, Saffron Merger Sub, Inc. and Madrigal Pharmaceuticals, Inc., and the issuance of shares of the Company’s common stock to Madrigal stockholders by virtue of the Merger contemplated by the Merger Agreement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,344,908	454,205	48,297	43,134,590

Proposal No. 2. Approval of the Amendment to the Certificate of Incorporation of the Company to Effect a Reverse Stock Split.

Proposal to approve a certificate of amendment to the Company’s restated certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, pursuant to which any whole number of outstanding shares between and including twenty (20) and thirty-five (35), such number to be determined by the Company’s board of directors, would be combined and reclassified into one share of the Company’s common stock.

Votes For	Votes Against	Abstentions
101,193,203	1,535,885	252,912

Proposal No. 3. Approval of Amendment to 2015 Stock Plan.

Proposal to approve an amendment to the 2015 Stock Plan that would, among other things, increase the aggregate number of shares for which share awards may be granted under the 2015 Stock Plan by 40,000,000 shares (prior to the Reverse Stock Split in Proposal No. 2).

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,309,430	5,252,941	285,039	43,134,590

Proposal No. 4. Election of the Company’s Directors.

Election of Director (or if nominee is not available for election, such substitute as the Board of Directors may designate).

	Votes For	Votes Withheld	Broker Non-Votes
Bruce Kovner	51,367,100	8,480,310	43,134,590

While the stockholders of the Company voted for the election of Mr. Kovner, because the Merger was completed, the board of directors was reconstituted as provided in the Merger Agreement.  Please refer to Item 5.02 of this Current Report on Form 8-K.

Proposal No. 5. Advisory Vote on Approval of Executive Compensation as Disclosed in the Proxy Statement.

Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,216,603	14,385,226	245,581	43,134,590

Proposal No. 6. Advisory Vote on Golden Parachute Compensation.

Proposal to approve, on an advisory basis, the golden parachute compensation that may be paid or become payable to the Company’s executive officers in connection with the Merger identified in Proposal No. 1.

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,682,819	4,633,592	1,530,999	43,134,590

Proposal No. 7. Ratification of Appointment of Independent Registered Public Accounting Firm.

Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions
102,257,719	660,741	63,540

While the stockholders of the Company voted to ratify the appointement of Ernst & Young LLP as the Company’s independent registered public accounting firm, because the Merger was completed, the Audit Committee of the board of directors of the Company approved the dismissal of Ernst & Young LLP on July 22, 2016.  Please refer to Item 4.01 of this Current Report on Form 8-K.

Proposal No. 8. Approval of Possible Adjournment of the Annual Meeting.

Proposal to approve an adjournment of the Annual Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2 and 3.

Votes For	Votes Against	Abstentions
96,291,694	6,237,912	452,394

While the stockholders of the Company voted to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there were insufficient votes for Proposals 1, 2 and 3, because there were sufficient votes in favor of such proposals, such adjournment was unnecessary.

On July 22, 2016, the Company announced the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Madrigal required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Merger and Reorganization among the Company, Saffron Merger Sub, Inc. and Madrigal dated as of April 13, 2016 (incorporated by reference to Exhibit 2.1 to Synta’s Current Report on Form 8-K, as filed with the SEC on April 14, 2016).

3.1	Certificate of Amendment (Reverse Stock Split) to the Restated Certificate of Incorporation of the Company, dated July 22, 2016.

3.2	Certificate of Amendment (Name Change) to the Restated Certificate of Incorporation of the Company, dated July 22, 2016.

10.1*	Madrigal Pharmaceuticals, Inc. Amended 2015 Stock Plan.

10.2*	Form of Indemnification Agreement, by and between the Company and each of its directors and officers.

10.3*	Letter Agreement, dated April 13, 2016, by and between the Company and Paul A. Friedman, M.D.

10.4*	Letter Agreement, dated April 13, 2016, by and between the Company and Rebecca Taub, M.D.

16.1	Letter from Ernst & Young LLP dated July 22, 2016.

99.1	Press Release dated July 22, 2016.

*Includes executive compensation plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADRIGAL PHARMACEUTICALS, INC.

Date: July 22, 2016	/s/ Marc Schneebaum
Marc Schneebaum
Chief Financial Officer

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Merger and Reorganization among the Company, Saffron Merger Sub, Inc. and Madrigal dated as of April 13, 2016 (incorporated by reference to Exhibit 2.1 to Synta’s Current Report on Form 8-K, as filed with the SEC on April 14, 2016).

3.1	Certificate of Amendment (Reverse Stock Split) to the Restated Certificate of Incorporation of the Company, dated July 22, 2016.

3.2	Certificate of Amendment (Name Change) to the Restated Certificate of Incorporation of the Company, dated July 22, 2016.

10.1*	Amended 2015 Stock Plan.

10.2*	Form of Indemnification Agreement, by and between the Company and each of its directors and officers.

10.3*	Letter Agreement, dated April 13, 2016, by and between the Company and Paul A. Friedman, M.D.

10.4*	Letter Agreement, dated April 13, 2016, by and between the Company and Rebecca Taub, M.D.

16.1	Letter from Ernst & Young LLP dated July 22, 2016.

99.1	Press Release dated July 22, 2016.

*Includes executive compensation plan or arrangement.